Exhibit 10.2

EXECUTION VERSION

CONSENT TO AND ACKNOWLEDGEMENT OF

DEED POLL RELATED TO
EXCHANGEABLE REDEEMABLE LOAN NOTE INSTRUMENT

September 19, 2017

Reference is made to the unsecured loan note instrument dated 23 January 2017 as amended on 2 May 2017 (the “Instrument”) related to 2% fixed rate unsecured exchangeable redeemable loan notes due 23 July 2019 issued by Delta Topco Limited (“Delta Topco”).  Capitalized terms used and not otherwise defined in this consent and acknowledgement agreement (this “Agreement”) have the meanings set forth in the Instrument.

WHEREAS, certain of the Noteholders propose to sell shares of LMG Series C Stock in a registered underwritten public offering; and

WHEREAS, the Company, CVC Delta Topco Nominee Limited, Norges Bank (“Norges”) and Waddell & Reed Investment Management Company, JNL/FPA + Doubleline Flexible Allocation Fund (f/k/a JNL/Ivy Asset Strategy Fund), Waddell & Reed Advisors Wilshire Global Allocation Fund (f/k/a Waddell & Reed Advisors Asset Strategy Fund), Ivy VIP Asset Strategy and Ivy Asset Strategy Fund (collectively, “W&R”) acknowledge and agree to the amendments to the Instrument and the Articles and actions to be taken in connection therewith as herein described.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Amendments to the Instrument.  At the Effective Time (as defined below), Delta Topco will enter into a deed poll in the form attached hereto as Exhibit A.  Promptly following the Effective Time, Delta Topco will cause the Articles to be amended to the same effect.  Liberty Media Corporation and Delta Topco hereby agree to waive Section 3(b) of the Liberty Media Letter Agreement with respect to the amendments to the Articles referenced in the immediately previous sentence and CVC Delta Topco Nominee Limited, as Holder Representative acknowledges and consents to such waiver.  Each of CVC Delta Topco Nominee Limited and W&R agrees and acknowledges that it will cause its Director Designee appointed pursuant to Condition 12.1(a) of the Instrument to resign as a director of Delta Topco as of the Effective Time.  The Holder Representative consents to the amendment to the Instrument as described in this Section 1.

2.             Acknowledgements and Agreements.

(a)            Each of Norges and W&R hereby acknowledges the amendments and actions to be taken with respect to the Instrument and the Articles as described in Section 1 of this Agreement and by execution of this Agreement confirms that it agrees with such amendments and actions.

(b)            Each of Delta Topco, CVC Delta Topco Nominee Limited, Norges and W&R acknowledges and agrees that, effective as of the Effective Time, CVC Delta Topco Nominee Limited shall cease to be the Holder Representative pursuant to the definition of “Holder Representative” in clause 1.1 of the Instrument and that, effective as of the Effective Time, there shall no longer be a Holder Representative.

3.             Effective Time.  Each of the provisions of Sections 1 and 2 of this Agreement shall be conditioned upon and become effective concurrently with (i) the closing of the sale of any or all shares of LMG Series C Stock by the Noteholders pursuant to that certain prospectus supplement dated September 19, 2017 (the “Prospectus Supplement”), or (ii) the termination of that certain underwriting agreement described in such prospectus supplement (either such time being referred to as the “Effective Time”).  The parties acknowledge and agree that if the Effective Time shall not occur, the provisions of Sections 1 and 2 of this Agreement shall not take effect.

4.             Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5.             Counterparts.  This Agreement may be executed via facsimile or .pdf and in two (2) or more counterparts, and by the different parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

6.             Headings.  The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning, construction or interpretation of this Agreement.

7.             Governing Law and Jurisdiction.

(a)           This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, English Law.

(b)           The courts of England are to have exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance, or the legal relationships established by, this Agreement or otherwise arising in connection with this Agreement, and for such purposes the parties hereto irrevocably submit to the jurisdiction of the English courts.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Agreement as of the date first written above.

COMPANY:

LIBERTY MEDIA CORPORATION, solely for the purposes of the third sentence of Section 1

By:	/s/ Craig Troyer
Name:	Craig Troyer
Its:	Senior Vice President, Deputy General Counsel and Assistant Secretary

DELTA TOPCO LIMITED

By:	/s/ Richard N. Baer
Name:	Richard N. Baer
Its:	Director

CVC DELTA TOPCO NOMINEE LIMITED, in its individual capacity and as Holder Representative

By:	/s/ Carl John Hansen
Name:	Carl John Hansen
Its:	Director

NORGES BANK

By:	/s/ Ola Stavem
Name:	Ola Stavem
Its:	Global Head Credit and Capital Mkts

By:	/s/ Albert Fiddan Nilsen
Name:	Albert Fiddan Nilsen
Its:	Senior Legal Advisor

[Signature Page — Consent to and Acknowledgement of Deed Poll Related to Exchangeable Redeemable Loan Note Instrument]

WADDELL & REED INVESTMENT MANAGEMENT COMPANY

By:	/s/ F. Chace Brundige
Name:	F. Chage Brundige
Its:	Senior Vice President

JNL/FPA + DOUBLELINE FLEXIBLE ALLOCATION FUND (f/k/a JNL/Ivy Asset Strategy Fund)

By:	/s/ F. Chace Brundige
Name:	F. Chage Brundige
Its:	Senior Vice President

WADDELL & REED ADVISORS FUNDS, for and on behalf of WADDELL & REED ADVISORS WILSHIRE GLOBAL ALLOCATION FUND (f/k/a Waddell & Reed Advisors Asset Strategy Fund), a series thereof

By:	/s/ F. Chace Brundige
Name:	F. Chage Brundige
Its:	Vice President

IVY VARIABLE INSURANCE PORTFOLIOS, for and on behalf of IVY VIP ASSET STRATEGY, a series thereof

By:	/s/ F. Chace Brundige
Name:	F. Chage Brundige
Its:	Vice President

IVY FUNDS, for and on behalf of IVY ASSET STRATEGY FUND, a series thereof

By:	/s/ F. Chace Brundige
Name:	F. Chage Brundige
Its:	Vice President

[Signature Page — Consent to and Acknowledgement of Deed Poll Related to Exchangeable Redeemable Loan Note Instrument]